                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

      [   ] Preliminary Proxy Statement.

      [   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [   ] Definitive Proxy Statement

      [ X ] Definitive Additional Materials.

      [   ] Soliciting Material Pursuant to ss.240.14a-12

                       TORTOISE ENERGY CAPITAL CORPORATION
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:

             (2) Form, Schedule or Registration Statement No.:

              (3) Filing Party:

              (4) Date Filed:

                       TORTOISE ENERGY CAPITAL CORPORATION
                        10801 MASTIN BOULEVARD, SUITE 222
                             OVERLAND PARK, KS 66210

March 31, 2006

Dear Shareholder:

We previously sent you proxy materials for the Annual Meeting of Tortoise Energy
Capital  Corporation (the "Company") to be held at The Doubletree  Hotel,  10100
College  Boulevard,  Overland Park, Kansas on Wednesday,  April 12, 2006 at 9:00
a.m., local time.

The Board of Directors  recommends  that you vote "FOR" the election of Terry C.
Matlack and Charles E.  Heath,  "FOR" the  proposal to allow the Company to sell its common shares below net asset value,  subject to the conditions set forth in the proxy  materials,  and "FOR" the  ratification  of the  selection of Ernst &
Young LLP as independent accountants.

Since we have not yet received your vote, another proxy card and return envelope are enclosed for your  convenience.  If you have  already  returned  your signed proxy card, thank you for your response and please disregard this letter.

The Company's Management believes these proposals will benefit all shareholders.
Your vote is important regardless of the number of shares you own. Please take a few minutes to consider the proposals and return your proxy today.

Sincerely,
David J. Schulte
CEO and President

Encl.

                   PROXY - TORTOISE ENERGY CAPITAL CORPORATION

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 12, 2006

The  undersigned  holder of common shares appoints David J. Schulte and Terry C.
Matlack, or either of them, each with power of substitution,  to vote all shares that the  undersigned is entitled to vote at the annual meeting of  stockholders of Tortoise  Energy Capital  Corporation to be held on April 12, 2006 and at any adjournments  thereof,  as set forth on the  reverse  side of this card,  and in their  discretion  upon any other  business  that may  properly  come before the meeting.

      YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------- ------------------------------------------------
                                                               [     ] Mark this box with an X if you have made
                                                                      changes to your name or address details above.
--------------------------------------------------------------------- ------------------------------------------------
ANNUAL MEETING PROXY CARD

This proxy, when properly executed,  will be voted in the manner directed herein and, absent direction, will be voted "FOR" the proposals.

A.       ELECTION OF DIRECTORS

1. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES BELOW.
--------------------------------------------- ------ ----------------
                                               FOR       WITHHOLD
         Terry Matlack                        [   ]       [   ]
         Charles E. Heath                     [   ]       [   ]

B .      ISSUES

THE  BOARD OF  DIRECTORS  RECOMMENDS  THAT  YOU  VOTE  "FOR"  THE  PROPOSAL  AND
RATIFICATION BELOW.

2.   Approval  of the  Company's  sale of common  shares  below Net Asset  Value
     ("NAV") subject to all of the following  conditions  being met: (1) the per share offering price,  before deduction of underwriting  fees,  commissions and  offering  expenses,  will not be less  than  the NAV per  share of the
     Company's  common stock, as determined at any time within two business days of pricing of the common stock to be sold in the offering;  (2) immediately following the offering,  after deducting offering expenses and underwriting fees and  commissions,  the NAV per share of the Company's common stock, as determined  at any time within two  business  days of pricing of the common stock to be sold, would not have been diluted by greater than a total of 1%
     of the NAV per share of all outstanding common stock; and (3) a majority of the  Company's  independent  directors  makes  a  determination,  based  on information and a  recommendation  from the Company's  investment  advisor, that they reasonably  expect that the investment(s) to be made with the net proceeds of such issuance will lead to a long-term increase in distribution growth.

          FOR    AGAINST           ABSTAIN

         [   ]    [   ]             [   ]

3.   Ratification of Ernst & Young LLP as the Company's  independent  registered public  accounting firm to audit the accounts of the Company for the fiscal year ending November 30, 2006:

          FOR    AGAINST           ABSTAIN

         [   ]    [   ]             [   ]

C.       NON-VOTING ISSUE

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING   [   ]

D. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
INSTRUCTIONS TO BE EXECUTED

Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in representative capacity, sign name and indicate title.

Signature 1 -                               Signature 2 -                               Date
Please keep signature within the box        Please keep signature within the box        (mm/dd/yyyy)

------------------------------------        ------------------------------------         -----------